Exhibit (u)

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into by and among Pershing Square USA, Ltd. (“PSUS”), a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), Pershing Square Holdco, L.P. (the “Partnership”), a Delaware limited partnership that will convert into a Nevada corporation by means of a statutory conversion (the “Corporate Conversion”) and change its name to “Pershing Square Inc.” (“PS Inc.”) and the undersigned subscriber (“Subscriber”). The Subscription Agreement shall become effective upon its execution by PS Inc. and PSUS as of the date set forth on such parties’ signature page hereto (the “Effective Date”). As used in this Subscription Agreement and as the context requires, “PS Inc.” refers to the Partnership prior to the consummation of the Corporate Conversion and to PS Inc. following the Corporate Conversion.

WHEREAS, in connection with the proposed combined initial public offerings (the “Combined Offering”) of (i) PSUS’s common shares of beneficial interest, no par value per share (the “PSUS Common Shares”) and (ii) the common stock, par value $0.001 per share of PS Inc. (the “PS Inc. Common Stock”, and together with the PSUS Common Shares, the “Shares”), PS Inc. will purchase PSUS Common Shares from PSUS and resell such PSUS Common Shares to the underwriters of the Combined Offering (the “Underwriters”) and deliver to the Underwriters, for no additional consideration, shares of PS Inc. Common Stock to be delivered to investors in the initial public offering of PSUS Common Shares (the “PSUS IPO”);

WHEREAS, upon the terms and subject to the conditions set forth herein, Subscriber agrees to subscribe for and purchase from PS Inc., on the Closing Date (as defined below), such number of PSUS Common Shares (the “Subscribed PSUS Shares”) as is set forth on the Subscriber’s signature page hereto at a purchase price of $50.00 per Share (the “Per Share Price” and the product of (i) the Per Share Price and (ii) the number of Subscribed PSUS Shares being referred to herein as the “Purchase Price”), and PS Inc. desires to deliver to Subscriber the Subscribed PSUS Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to PS Inc. simultaneously with such purchase;

WHEREAS, PS Inc. will also deliver to Subscriber, for no additional consideration, 30 shares of PS Inc. Common Stock (the “Subscribed PS Inc. Shares”, and together with the Subscribed PSUS Shares, the “Subscribed Shares”) for every 100 Subscribed PSUS Common Shares acquired pursuant to this Subscription Agreement; and

WHEREAS, PSUS and PS Inc. are also entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber, the “Subscribers”), pursuant to which the Other Subscribers have agreed to acquire Shares on the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.     Subscription. Upon the terms and subject to the conditions of this Subscription Agreement, Subscriber hereby irrevocably subscribes for and agrees to acquire from PS Inc., and PS Inc. hereby agrees to sell and deliver to Subscriber, upon payment of the Purchase Price by or on behalf of Subscriber to PS Inc., the Subscribed Shares at the Closing (as defined below) (such subscription, sale and delivery, the “Subscription”).

Section 2.     Closing.

(a)

The closing of the Subscription (the “Closing”) shall occur on the closing date of the Combined Offering (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Combined Offering and satisfaction or waiver of the other conditions set forth in Section 2(b) and Section 2(c). Upon delivery of written notice from (or on behalf of) PS Inc. to Subscriber (the “Closing Notice”) that PS Inc. reasonably expects all conditions to the closing of the Combined Offering to be satisfied or waived on an expected closing date that is not less than two (2) business days from the date on which the Closing Notice is delivered to Subscriber, Subscriber shall, one (1) business day prior to the expected closing date specified in the Closing Notice (or such other date agreed to in writing by PS Inc.), deliver, by wire transfer of U.S. dollars in immediately available funds, an amount equal to the Purchase Price to such account(s) as designated by PS Inc. On the Closing Date, PS Inc. shall deliver the Subscribed Shares to Subscriber, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and subsequently, (i) PSUS shall cause the PSUS Subscribed Shares to be registered in book-entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions, as applicable) on PSUS’s share register and shall provide to the Subscriber evidence of such issuance from PSUS’s transfer agent and (ii) PS Inc. shall cause the PS Inc. Subscribed Shares to be registered in book-entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions, as applicable) on PS Inc.’s share register and shall provide to Subscriber evidence of such issuance from PS Inc.’s transfer agent. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required to close. Prior to the Closing Date, Subscriber shall deliver to PS Inc. and PSUS a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within five (5) business days after the expected closing date specified in the Closing Notice, PS Inc. or PSUS shall promptly (but not later than ten (10) business days after the expected closing date specified in the Closing Notice) return or cause the return of any Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries for the Subscribed Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to acquire the Subscribed Shares at the Closing upon delivery by PS Inc. of a subsequent Closing Notice in accordance with this Section 2(a). For the avoidance of doubt, if any termination of this Subscription Agreement occurs after the delivery by Subscriber of the Purchase Price for the Subscribed Shares and prior to the Closing, PS Inc. or PSUS shall promptly (but not later than five (5) business days thereafter) return or cause the return of the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

(b)

The obligations of PS Inc. to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by PS Inc., of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date);

(ii)

Subscriber shall have delivered the Purchase Price in accordance with Section 2(a) and delivered all of the information required to be delivered by it on Annex A, and if applicable to Subscriber, Annex B, Annex C, Annex D, Annex E or Annex F and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(c)

The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of PS Inc and PSUS contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or a PS Inc. Material Adverse Effect or PSUS Material Adverse Effect (each as defined below), as applicable, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date);

(ii)

each of the PSUS Common Shares and PS Inc. Common Stock shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance;

(iii)

there shall not be in force any injunction or order enjoining or prohibiting the delivery of the Subscribed Shares under this Subscription Agreement; and

(iv)

PS Inc. and PSUS shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by PS Inc. and PSUS, respectively, at or prior to the Closing.

(d)

Prior to or at the Closing, Subscriber shall deliver to PSUS and PS Inc. all such other information as is reasonably requested by them in order for PS Inc. to deliver the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3.     PS Inc. Representations and Warranties. PS Inc. represents and warrants to Subscriber as of the Effective Date and as of the Closing, as follows:

(a)

The Partnership (i) has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and, upon the effectiveness of the Corporate Conversion, PS Inc. will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Nevada; (ii) has full power and authority to conduct all the activities conducted by it, to own or lease all properties and assets owned or leased by it and to conduct its business as described in the Offering Memorandum to which this Subscription Agreement is attached (the “Offering Memorandum”, and together with any amendments or supplements thereto and any additional written materials or information furnished by or on behalf of PS Inc. or PSUS to Subscriber prior to the Effective Date in connection with the transactions contemplated by this Subscription Agreement collectively, the “Disclosure Package”); and (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to be so licensed or qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (A) the business, financial condition or results of operation, or prospects of PS Inc. and its subsidiaries taken as a whole or (B) the ability of PS Inc. to consummate the transactions contemplated by this Subscription Agreement ((A) and (B) together, a “PS Inc. Material Adverse Effect”).

(b)

The issuance and sale of the Subscribed PS Inc. Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement and registration with PS Inc.’s transfer agent), will have been duly authorized by PS Inc. and, when issued and delivered to Subscriber (or its nominee in accordance with Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under PS Inc.’s organizational documents (as in effect at such time of issuance).

(c)

Each “significant subsidiary” of PS Inc. (as such term is defined in Rule 1-02 of Regulation S-X), but not, for clarity, including any PS Inc. Fund (as defined below) or its portfolio companies or investments (each, a “PS Inc. Subsidiary” and, collectively, the “PS Inc. Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and is duly qualified to transact business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a PS Inc. Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package or as would not reasonably be expected to have a PS Inc. Material Adverse Effect, all of the issued and outstanding capital stock of each PS Inc. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by PS Inc., directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any PS Inc. Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such PS Inc. Subsidiary. “PS Inc. Funds” means, collectively, all Funds or other entities, including without limitation Howard Hughes Holdings Inc., (i) sponsored or promoted by any of the PS Inc. Subsidiaries or (ii) for which any of the PS Inc. Subsidiaries acts as an investment adviser or investment manager, and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or performance fees (or other similar profits allocations) to be borne by investors therein.

(d)

The capitalization of PS Inc. is as set forth in the Disclosure Package. PS Inc. Common Stock conforms in all material respects to the description of it in the Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same. Upon the completion of the Corporate Conversion, all the issued and outstanding shares of PS Inc. Common Stock will be duly authorized, validly issued, fully paid and non-assessable. No holder of PS Inc. Common Stock will be subject to personal liability by reason of being such a holder. The Subscribed PS Inc. Shares to be issued and delivered to Subscribers in accordance with this Subscription Agreement have been duly authorized and when issued and delivered to Subscribers pursuant to this Subscription Agreement will have been validly issued and will be fully paid and non-assessable (except as described in the Disclosure Package), and the issuance of the Subscribed PS Inc. Shares is not subject to the preemptive or other similar rights of any securityholder of PS Inc.

(e)

PS Inc. has full power and authority to enter into this Subscription Agreement and to perform all of the terms and provisions hereof to be carried out by it and (i) the Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of PS Inc. and (ii) assuming due authorization, execution and delivery by the other parties hereto, the Subscription Agreement constitutes the legal, valid and binding obligation of PS Inc. enforceable in accordance with its terms, subject to the qualification that the enforceability of PS Inc.’s obligations thereunder may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws (the “Enforceability Exceptions”).

(f)

None of (i) the execution, delivery and performance by PS Inc. of this Subscription Agreement, (ii) the delivery by PS Inc. of the Subscribed Shares as contemplated by this Subscription Agreement and the Disclosure Package or (iii) the consummation by PS Inc. of the other transactions contemplated by this Subscription Agreement (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the articles of incorporation or bylaws of PS Inc. or the organizational documents of any of the PS Inc. Subsidiaries, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of PS Inc. or any of the PS Inc. Subsidiaries, under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other agreement or instrument to which PS Inc. or any of the PS Inc. Subsidiaries is a party or by which PS Inc. or any of the PS Inc. Subsidiaries may be bound or to which any property or assets of PS Inc. or any of the PS Inc. Subsidiaries is subject or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to PS Inc. or any of the PS Inc. Subsidiaries, other than state securities or “blue sky” laws applicable in connection with the acquisition of the Subscribed Shares by Subscriber pursuant to this Subscription Agreement, except with respect to clauses (A) (in the case of the PS Inc. Subsidiaries), (B) and (C), to the extent that any such breach, violation or contravention would not, singly or in the aggregate, reasonably be expected to have a PS Inc. Material Adverse Effect.

(g)

No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required for the performance by PS Inc. of all the terms and provisions to be performed by or on behalf of it, in each case, as contemplated by this Subscription Agreement or the Disclosure Package, except such as may be required under state securities or “blue sky” laws, in connection with the acquisition of the Subscribed Shares by Subscriber in the manner contemplated in this Subscription Agreement and the Disclosure Package.

(h)

The financial statements of PS Inc. included in the Disclosure Package, together with the related schedules and notes, present fairly in all material respects the financial position of PS Inc. and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in partners’ capital and cash flows of PS Inc. and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Disclosure Package with respect to PS Inc. present fairly in all material respects the information shown therein, have been prepared in accordance with the rules and guidelines of the United States Securities and Exchange Commission (the “Commission”) with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(i)

PS Inc. and the PS Inc. Subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate Governmental Entities (collectively, “Governmental Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to have a PS Inc. Material Adverse Effect. PS Inc. and the PS Inc. Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a PS Inc. Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a PS Inc. Material Adverse Effect. Neither PS Inc. nor any of the PS Inc. Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a PS Inc. Material Adverse Effect.

(j)

PS Inc. and each of the PS Inc. Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package, since the end of PS Inc.’s most recent audited fiscal year, there has been (1) no material weakness in PS Inc.’s internal control over financial reporting (whether or not remediated) and (2) no change in PS Inc.’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, PS Inc.’s internal control over financial reporting.

(k)

PS Inc. and the PS Inc. Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); such disclosure controls and procedures are designed to ensure that material information relating to PS Inc. and the PS Inc. Subsidiaries is made known to PS Inc.’s principal executive officer and its principal financial officer by others within PS Inc., and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established.

(l)

There has been no failure on the part of PS Inc. and its officers and directors, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(m)

Other than compensation to be paid to Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies LLC and Wells Fargo Securities LLC, as placement agents to PS Inc. and PSUS (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale and delivery of the Subscribed Shares to Subscriber.

(n)

Assuming due issuance of the PSUS Common Shares, PS Inc. will have, immediately prior to the Closing valid title to the Subscribed Shares, free and clear of all liens, encumbrances, equities or adverse claims; and, upon payment of the Purchase Price pursuant to this Subscription Agreement, delivery of Subscribed PSUS Shares, as directed by Subscriber, to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber, (A) under Section 8-501 of the UCC, Subscriber will acquire a valid security entitlement in respect of the Subscribed PSUS Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to the Subscribed PSUS Shares may be asserted against Subscriber with respect to such security entitlement.

In addition, any certificate signed by any officer of PS Inc. and delivered to Subscriber in connection with the offering of the Subscribed Shares pursuant to this Subscription Agreement shall be deemed to be a representation and warranty by PS Inc., as applicable, as to matters covered thereby, to each Subscriber.

Section 4.     Representations and Warranties of PSUS. PSUS represents and warrants to Subscriber as of the Effective Date and as of the Closing, as follows:

(a)

PSUS (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware; (ii) has full power and authority to conduct all the activities conducted by it, to own or lease all properties and assets owned or leased by it and to conduct its business as described in the Disclosure Package; and (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to be so licensed or qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (A) the business, financial condition or results of operation, or prospects of PSUS or (B) the ability of PSUS to consummate the offering or any transaction contemplated by this Subscription Agreement and Disclosure Package ((A) and (B) a “PSUS Material Adverse Effect”).

(b)

The capitalization of PSUS is as set forth in the Disclosure Package. The PSUS Common Shares conform in all material respects to the description of them in the Disclosure Package. All the issued and outstanding PSUS Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

(c)

The Subscribed PSUS Shares have been duly authorized for issuance and sale and, when delivered to Subscriber against payment of the Purchase Price, will be validly issued, fully paid and nonassessable. The Subscribed Shares conform in all material respects to the description of them in the Disclosure Package. The issuance of the Subscribed PSUS Shares has been done in compliance with all applicable federal and state securities laws. The offer, issuance, sale and delivery of the Subscribed Shares does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), and such offer, issuance, sale and delivery does not violate any provision of the 1940 Act. The issuance of the Subscribed Shares is not subject to the preemptive or other similar rights of any securityholder of PSUS.

(d)

PSUS is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and, all action under the 1940 Act necessary to consummate the sale of the PSUS Common Shares as provided in this Subscription Agreement has or will have been taken by PSUS; the provisions of PSUS’s Agreement and Declaration of Trust (as amended, supplemented or restated, including by the Statement of Preferences in respect of the Preferred Shares, through the Effective Date, the “Declaration of Trust”) and bylaws (as amended or restated through the Effective Date, the “Bylaws”) comply in all material respects with the applicable requirements of the 1940 Act.

(e)

PSUS (i) has full power and authority to enter into this Subscription Agreement and to perform all of the terms and provisions hereof to be carried out by it, (ii) this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of PSUS and (iii) assuming due authorization, execution and delivery by Subscriber, this Subscription Agreement constitutes the legal, valid and binding obligation of PSUS enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(f)

No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by PSUS for the performance by PSUS of all the terms and provisions to be performed by or on behalf of it, in each case, as contemplated by this Subscription Agreement or the Disclosure Package, except as and may be required under state securities or “blue sky” laws, in connection with the purchase of the Subscribed Shares by Subscriber pursuant to this Subscription Agreement.

(g)

The statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Disclosure Package presents fairly in all material respects the financial position of PSUS as of the dates or for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

(h)

PSUS possesses such Governmental Licenses necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to have a PSUS Material Adverse Effect. PSUS is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a PSUS Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a PSUS Material Adverse Effect. PSUS has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a PSUS Material Adverse Effect.

(i)

PSUS maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of PSUS; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences. PSUS employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is effective as required by the 1940 Act.

(j)

PSUS has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are designed to ensure that material information relating to PSUS is made known to PSUS’s principal executive officer and its principal financial officer by others within PSUS, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established.

(k)

PSUS and its officers and trustees, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act.

In addition, any certificate signed by any officer of PSUS or PS Inc. and delivered to Subscriber or counsel for Subscriber in connection with the offering of the PSUS Common Shares pursuant to this Subscription Agreement shall be deemed to be a representation and warranty by PSUS or PS Inc., as applicable, as to matters covered thereby, to Subscriber.

Section 5.     Subscriber Representations and Warranties. Subscriber represents and warrants to PS Inc. and PSUS, as of the Effective Date and as of the Closing, that:

(a)

If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b)

If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by PS Inc. and PSUS, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c)

The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that, singly or in the aggregate, would reasonably be expected to materially impair or materially delay Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

(d)

Subscriber (i) is (A)(x) a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act or (y) an institution that is an “accredited investor,” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act and/or (z) a “Qualified Purchaser” as defined in the 1940 Act that is also an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and (B) an “institutional account” (as defined in FINRA Rule 4212(c)), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each such account meets the foregoing requirements and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided PS Inc. with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e)

Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that PS Inc. is not required to register the Subscribed Shares. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act and in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless any of the Subscribed Shares are earlier registered on a registration statement registering the resale of Subscribed Shares, such Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least six months after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)

Subscriber understands and agrees that Subscriber is acquiring the Subscribed Shares directly from PS Inc. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by PS Inc., PSUS, the Placement Agents or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of PS Inc. or PSUS set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(g)

In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and PS Inc.’s and PSUS’s respective representations in this Subscription Agreement and information contained in the Disclosure Package. Subscriber has not relied on any statements or other information provided by or on behalf of PS Inc. or PSUS (including the Placement Agents) concerning PS Inc., PSUS, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of PS Inc. and PSUS and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to acquire the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to PS Inc. and PSUS, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Disclosure Package (including each and every amendment or supplement thereto and any additional written materials or information furnished by or on behalf of PS Inc. or PSUS to the Subscriber prior to the Effective Date). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning PS Inc., PSUS and the Subscription.

(h)

Subscriber acknowledges and agrees that none of PS Inc. or PSUS, the Placement Agents nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of PS Inc., PSUS, the Placement Agents or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to PS Inc., PSUS or the quality or value of the Subscribed Shares.

(i)

Subscriber acknowledges that (i) PS Inc., PSUS and their respective Representatives hereafter may come into possession of information regarding PS Inc. or PSUS that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to acquire the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of PS Inc., PSUS nor the Placement Agents shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against PS Inc., PSUS and/or the Placement Agents, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(j)

Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and PS Inc. or PSUS (and their Representatives, including the Placement Agents), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and PS Inc. or PSUS (and their Representatives, including the Placement Agents), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and neither PS Inc. nor PSUS or their respective Representatives (including the Placement Agents) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)

Subscriber acknowledges that it is aware that there are substantial risks incident to the acquisition and ownership of the Subscribed Shares, including those set forth in the Disclosure Package and the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished by PS Inc. and PSUS with the Commission under the Securities Act, the Exchange Act, the 1940 Act and/or the Advisers Act. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating entry into this Subscription Agreement and undertaking of the transactions contemplated hereby.

(l)

Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)

Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(n)

Neither Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of any Sanctions; (ii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, a Sanctioned Jurisdiction; (iii) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable Sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) and (ii), except in each case as permitted under Sanctions laws; or (iv) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (iv), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to acquire the Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank, and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to acquire the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(o)

No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in PS Inc. as a result of the acquisition and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over PS Inc. from and after the Closing as a result of the acquisition and sale of Subscribed Shares hereunder.

(p)

If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on PS Inc., PSUS, the Placement Agents or any of their respective affiliates for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of PS Inc. or PSUS or any of their respective affiliates or the Placement Agents shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(q)

Subscriber has or, when required to deliver payment pursuant to Section 2, will have, sufficient funds to pay the Purchase Price pursuant to Section 2.

(r)

Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, PS Inc., PSUS or any of their respective affiliates or Representatives, including the Placement Agents), other than the representations and warranties of PS Inc. and PSUS contained in Section 3 and Section 4, in making its investment or decision to invest in PS Inc. and PSUS. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agents shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the acquisition of the Subscribed Shares.

(s)

No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale and delivery of the Subscribed Shares to Subscriber.

(t)

Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of PS Inc. or PSUS (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(u)

Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in PS Inc. or PSUS as a result of the acquisition and sale of the Subscribed Shares.

(v)

Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to PS Inc. and PSUS.

(w)

In making its decision to acquire the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of PS Inc. and PSUS set forth herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents concerning PS Inc., PSUS or the Shares or the offer and sale of the Shares. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. The Placement Agents and each of their members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to PS Inc., PSUS or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by or on behalf of PS Inc. and PSUS. In connection with the Subscription, the Placement Agents have not made any recommendations regarding an investment in PS Inc., PSUS, the PSUS Common Shares or the PS Inc. Common Stock or acted as Subscriber’s financial advisor or fiduciary.

(x)

Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by PS Inc. pursuant to Section 7(u), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the transactions contemplated hereby. Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Subscribed Shares covered by this Subscription Agreement.

Section 6.     Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (i) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, (ii) by PS Inc., in its sole discretion, by written notice to the Subscriber at any time prior to the Closing and (iii) automatically, without further action required by any party hereto if the Closing has not occurred by June 30, 2026; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber in connection herewith shall promptly (and in any event within two (2) business days) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off, whether or not the Combined Offering shall have been consummated.

Section 7.     Miscellaneous.

(a)

Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b)

Notwithstanding any other provision of this Subscription Agreement, PS Inc. and any of its Representatives, as applicable, shall be entitled to deduct and withhold from the Subscribed Shares and any other amount payable pursuant to this Subscription Agreement (in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c)

All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a business day prior to 5:00 p.m. New York City time, or on the business day following the date of transmission, if sent on a day that is not a business day or after 5:00 p.m. New York City time on a business day, (iii) one (1) business day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 7(c).

(d)

Subscriber acknowledges that PS Inc., PSUS, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 7(d) shall not give PS Inc. or PSUS any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify PS Inc. if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. PS Inc. acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, PS Inc. and PSUS agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of PS Inc. or PSUS set forth herein are no longer accurate in all material respects.

(e)

Each of PS Inc., PSUS and Subscriber is authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f)

Each party hereto shall pay all of its own costs expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

(g)

Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to PS Inc. hereunder may be transferred or assigned by PS Inc. without the prior written consent of Subscriber. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement , with PS Inc.’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless PS Inc. has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 7(g) shall be null and void.

(h)

All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(i)

PS Inc. or PSUS may request from Subscriber such additional information as PS Inc. or PSUS may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that each of PS Inc. and PSUS agree to keep any such information provided to it by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the NYSE. Subscriber acknowledges that PS Inc. or PSUS may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report, an annex to a proxy statement or as an exhibit to a registration statement.

(j)

This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Subscription Agreement that references the Placement Agents or for which the Placement Agents are third-party beneficiaries may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agents without the written consent of the Placement Agents.

(k)

This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l)

Except with respect to the Placement Agents (who are third-party beneficiaries of the representations, warranties and covenants that reference the Placement Agents set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with respect to the Placement Agents or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m)

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that PS Inc. shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 7(m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n)

If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o)

No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p)

This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q)

This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r)

EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s)

The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t)

This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Subscription Agreement for which the Placement Agents are express third-party beneficiaries.

(u)

Prior to the Closing, Subscriber shall not make any other public statement with respect to the transactions contemplated hereby without the prior written consent of PS Inc. Notwithstanding anything in this Subscription Agreement to the contrary, PS Inc. and PSUS (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the NYSE, in which case of clause (A) or (B), PS Inc. or PSUS, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure. Subscriber will promptly provide any information reasonably requested by PS Inc., or PSUS for any regulatory application or filing made or approval sought in connection with the transactions (including filings with the Commission).

(v)

The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other subscriber under the Other Subscription Agreements. The decision of Subscriber to acquire Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of PS Inc., PSUS or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscriber or subscriber or by any agent or employee of any Other Subscriber or subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other subscriber are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or subscriber to be joined as an additional party in any proceeding for such purpose.

(w)

The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Date:

Name of Subscriber: ____________________	State/Country of Formation or Domicile: ____
By: ______________________
Name: ____________________
Title: ____________________
Name in which Subscribed Shares are to be registered (if different):	Date: ________________
____________________
Subscriber’s EIN: ____________________
Entity Type (e.g., corporation, partnership, trust, etc.): ____________________
Business Address-Street:	Mailing Address-Street (if different):
____________________	____________________
City, State, Zip: ________________________	City, State, Zip: _______________________
Attn: ____________________	Attn: ____________________
Telephone No.: ____________________	Telephone No.: ____________________
Email for notices: ____________________	Email for notices (if different): ___________

Subscription Amount

Subscription amount of US$________ for PSUS Common Shares at $50 per share. For every 100 shares of PSUS Common Shares purchased, investor will receive 30 shares of PS Inc. Common Stock to be delivered in connection therewith.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, PS Inc. and PSUS have accepted this Subscription Agreement as of ________________, which shall be the “Effective Date” for purposes of this Agreement.

Pershing Square Holdco, L.P.

By:
Name: Title:

Pershing Square USA, Ltd.

By:
Name: Title:

Address for Notices:

787 Eleventh Avenue, 9th Floor

New York, NY 10019

Attn: Chief Legal Officer

Email: [email address]

with a copy (not to constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: William G. Farrar

Email: [email address]

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1.	U.S. PERSON STATUS (Please check one of the boxes)

☐	Subscriber is not a U.S. Person* (“U.S. Person”) within the meaning of Regulation S (“Regulation S”) promulgated under the Securities Act and Subscriber is purchasing Subscribed Shares outside the United States in offshore transactions meeting the requirements of Regulation S. Subscriber agrees that it will not resell, reoffer or otherwise transfer any Shares to a U.S. Person without registration under the Securities Act, or an exemption therefrom. Subscriber acknowledges that the Subscribed Shares have not been and will not be registered under the securities laws of any jurisdiction and, therefore, cannot be resold, reoffered or otherwise transferred unless done so in compliance with applicable securities laws. Subscriber acknowledges that neither PS Inc. or PSUS is under any obligation to register Subscribed Shares on Subscriber’s behalf or to assist Subscriber in complying with any applicable securities laws.

☐	Subscriber is a U.S. Person within the meaning of Regulation S.

**AND**

2.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

3.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

*	See page B-1 of Annex B hereto.

**AND**

4.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of PS Inc., or PSUS or acting on behalf of an affiliate of PS Inc. or PSUS.

**AND**

5.	ACCREDITED INVESTOR STATUS

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the 1940 Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

6.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box, if Subscriber is a “qualified institutional buyer” or an institutional “accredited investor”)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

ANNEX B

REGULATION S DEFINITION OF U.S. PERSON

(1)       Pursuant to Regulation S of the Securities Act, “U.S. person” includes:

(i)	any natural person resident in the U.S.;

(ii)	any partnership or corporation organized or incorporated under the laws of the U.S.;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the U.S.;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; or

(viii)	any partnership or corporation if:

(A)       organized or incorporated under the laws of any foreign jurisdiction; and

(B)       formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(2)	Notwithstanding (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the U.S. will not be deemed a “U.S. person.”

(3)	Notwithstanding (1) above, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person will not be deemed a U.S. person if:

(i)	an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	the estate is governed by foreign law.

(4)	Notwithstanding (1) above, any trust of which any professional fiduciary acting as trustee is a U.S. person will not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

B-1

(5)	Notwithstanding (1) above, an employee benefit plan established and administered in accordance with the law of a country other than the U.S. and customary practices and documentation of such country will not be deemed a U.S. person.

(6)	Notwithstanding (1) above, any agency or branch of a U.S. person located outside the U.S. will not be deemed a “U.S. person” if:

(i)	the agency or branch operates for valid business reasons; and

(ii)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)	The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, Affiliates and pension plans, and any other similar international organizations, their agencies, Affiliates and pension plans will not be deemed “U.S. persons.”

B-2

ANNEX C

CERTIFICATE FOR CANADIAN INVESTORS

1.	By executing this Certificate for Canadian Investors (this “Canadian Certificate”) in connection with the investment by the undersigned (the “Subscriber”) in (i) the common shares of beneficial interest, no par value per share, of Pershing Square USA, Ltd. (“PSUS”) and (ii) the common stock, par value $0.001 per share of Pershing Square Holdco, L.P. (“PS Inc.”) ((i) and (ii) together, the “Subscribed Shares”), Subscriber hereby represents, warrants and certifies to the Company that the Subscriber:

(i)	by executing this Subscription Agreement, Subscriber, on its own behalf and on behalf of any underlying owner, hereby confirms to PSUS, PS Inc. and their authorized agents, including any dealer acting as placement agent in connection with the investment in the Subscribed Shares by Subscriber, the truth and correctness of the representations and warranties set out under the heading “Annex C – Certificate for Canadian Investors”, which are incorporated by reference herein.

(ii)	PSUS, PS Inc. and their authorized agents, including any dealer acting as placement agent in connection with the investment in the Subscribed Shares by Subscriber, and their respective counsel, are relying upon the accuracy and truth of the representations and warranties in the Subscription Agreement and Subscriber hereby consents to such reliance, and (b) the representations and warranties contained in the Subscription Agreement shall survive the issuance of the Subscribed Shares to Subscriber and may continue to be relied on by PSUS, PS Inc. and their authorized agents, including any dealer acting as placement agent in connection with the investment in the Subscribed Shares by Subscriber.

(iii)	where required by applicable securities laws, is investing in the Subscribed Shares as principal, or is deemed to be investing as principal in accordance with applicable securities laws of the province in which the Subscriber is resident, for investment only and not with a view to resale or distribution;

(iv)	is resident in or is subject to the laws of (check one):

☐ British Columbia	☐ Alberta	☐ Saskatchewan

☐ Manitoba	☐ Ontario	☐ Québec

☐ New Brunswick	☐ Prince Edward Island	☐ Nova Scotia

☐ Newfoundland & Labrador

(v)	has not been provided with any offering memorandum as such term is defined in Schedule “A” to this Canadian Certificate in connection with the investment in the Subscribed Shares other than the Canadian Memorandum; and

(vi)	meets the criteria in and has completed Schedule “A” to this Canadian Certificate.

CERTIFIED at ____________________, this __________ day of _____________, 20_____.
Name of Subscriber

By:	Name of Signatory: Title (if applicable):

By:	Name of Signatory: Title (if applicable):

[The remainder of this page is intentionally blank]

SCHEDULE “A”
TO CANADIAN CERTIFICATE

“PERMITTED CLIENT”

(All underlined words have the meanings set forth below)

Please check the appropriate box

☐	(a)	a Canadian financial institution or a Schedule III bank;
☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
☐	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;
☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;
☐	(e)	a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;
☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);
☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;
☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
☐	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
☐	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;
☐	(k)	a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;
☐	(l)

an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii) the fund is advised by a person or company authorized to act as an adviser under the legislation of a jurisdiction of Canada;

☐	(m)	a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;
☐	(n)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5 million;
☐	(o)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (n), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;
☐	(p)	a person or company, other than an individual or an investment fund, that has net assets of at least C$25 million as shown on its most recently prepared financial statements;
☐	(q)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (p).

As used in this Schedule “A”, the following terms have the following meanings:

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons (as such term is defined in applicable securities legislation), and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons (as such term is defined in applicable securities legislation) within the previous 12 months.

For the purposes of the definition of “eligibility adviser” above, the following terms have the following meanings:

“director” means,

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer.

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer.

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“managed account” means an account of a client for which a person makes the investment decisions if that person or company has discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“offering memorandum” means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the Securities Act (Ontario) would apply but for the availability of one or more exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts,

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purposes of the definition of “subsidiary” above, a person (first person) is considered to control another person (second person) if

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

 END OF SCHEDULE “A”

[The remainder of this page is intentionally blank]

ANNEX D

FOR INVESTORS IN THE EEA OR UNITED KINGDOM

1.	AIFMD Information

If the Investor* is resident in, or has a registered office in, the EEA (other than Belgium, Finland, Luxembourg. Norway, the Netherlands and Sweden), the undersigned should check Section 1(A) and must check one Item in Section 1(B). If the Investor is resident in, or has a registered office in, the United Kingdom, Belgium, Finland, Luxembourg. Norway, the Netherlands or Sweden, the undersigned may skip Section 1(A) and must check one Item in Section 1(B).

(A) Reverse Solicitation

☐	If the Investor is resident in, or has a registered office in, any member state of the EEA other than Belgium, Finland, Luxembourg. Norway, the Netherlands and Sweden, the undersigned (a) represents and warrants that no representative of Pershing Square Capital Management, L.P. (the “Investment Manager”) or its affiliates has marketed (within the meaning of EU Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers (“AIFMD”)) the Shares to the Investor or its affiliates and the Investor approached the Investment Manager at its own initiative with a request to receive information in respect of the Fund and not as a result of a direct or indirect offer or placement of the Shares initiated by the Investment Manager; and (b) acknowledges that it will not receive any disclosure or reporting that is specifically intended to comply with AIFMD.

(B) Professional Investor Status

RETAIL INVESTOR NOTICE: In relation to offers in the EEA or the United Kingdom, the Shares are only available to persons capable of being categorized as “professional investors” (within the meaning of AIFMD). No person categorized as (i) a “retail client” (as defined in point (11) of Article 4(1) of EU Directive 2014/65/EU on Markets in Financial Instruments (“MiFID II”)) or (ii) a “customer” (within the meaning of Directive 2002/92/EC on Insurance Mediation), where such customer does not qualify as a “professional client” (as defined in point (10) of Article 4(1) of MiFID II), may subscribe for the Shares.

*	For purposes of this Section, “Investor” means the person that makes the investment decision to invest in the Subscribed Shares, including a beneficial owner making such decision on its own behalf and a discretionary investment manager or other agent making such decision on behalf of such beneficial owner.

(Please check one)

☐	1. The undersigned represents and warrants that the Investor is a “professional investor” (within the meaning of AIFMD) because it is any of the following:

(a)	an entity that is required to be authorized or regulated to operate in the financial markets as: (i) a credit institution; (ii) an investment firm; (iii) any other authorized or regulated financial institution; (iv) an insurance company; (v) a collective investment scheme or the management company of such a scheme; (vi) a pension fund or the management company of a pension fund; (vii) a commodity or commodity derivatives dealer; (viii) a local firm; or (ix) any other institutional investor;

(b)	a large undertaking meeting two of the following three size requirements: (i) balance sheet total of €20,000,000; (ii) net turnover of €40,000,000; and/or (iii) own funds of €2,000,000;

(c)	a national or regional government, a public body that manages public debt at a national or regional level, a central bank, an international or supranational institution (such as the World Bank, the International Monetary Fund, the European Central Bank or the European Investment Bank) and other similar international organization; or

(d)	another type of institutional investor whose main activity is to invest in financial instruments, including an entity dedicated to the securitization of assets or other financing transactions.

☐	2. The undersigned cannot check Item 1 above but wishes to be treated as a “professional investor” (within the meaning of AIFMD) by the Investment Manager in respect of the Investor’s investment in the Fund.

If the undersigned checked this Item, please check one of the following:

☐	(a) The undersigned represents and warrants that the Investor is a private individual or other investor not capable of meeting the tests in Item 1 above but capable of being categorized as a “professional client” (within the meaning of MiFID II) because it satisfies at least two of the following three criteria: (i) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (ii) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000 or its equivalent in another currency at the time of subscription; and/or (iii) the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds.

☐	(b) The undersigned represents and warrants that the Investor is a UK public sector body, local public authority (including local authority pension scheme) or municipality that meets the following criteria: (i) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds £10,000,000 or its equivalent in another currency at the time of subscription; and (ii) at least one of the following tests is met: (A) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (B) the person authorized to carry out transactions on behalf of the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds; or (C) the Investor is an “administering authority” of the Local Government Pension Scheme within the meaning of the version of Schedule 3 of The Local Government Pension Scheme Regulations 2014 or (in relation to Scotland) within the meaning of the version of Schedule 3 of The Local Government Pension Scheme (Scotland) Regulations 2014 and is acting in that capacity.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name: Title:

ANNEX E

INFORMATION and Requirements FOR INVESTORS IN SWITZERLAND

INSTRUCTIONS

Please provide either a signed Professional Client Confirmation or a HNWI Opting-Out Declaration, as applicable, forms of which are on the following pages.

In addition, please note the following disclosures:

INFORMATION FOR INVESTORS IN SWITZERLAND

1)	Qualified investors

The Subscribed Shares may only be offered in Switzerland to qualified investors within the meaning of Article 10 paragraphs 3 and 3ter CISA.

2)	Representative in Switzerland

The representative is Banque Heritage SA, 61 Route de Chêne, 1208 Geneva, Switzerland.

3)	Paying agent in Switzerland

The paying agent is Banque Heritage SA, 61 Route de Chêne, 1208 Geneva, Switzerland.

4)	Location where the relevant documents may be obtained

The basic documents of PSUS and PS Inc. as well as the annual and, if applicable, semi-annual report may be obtained free of charge from sec.gov or the representative.

5)	Place of performance and jurisdiction

For units offered in Switzerland, the place of performance is at the registered office of the representative. The place of jurisdiction shall be at the registered office of the representative or at the registered office or domicile of the investor.

Professional Client Confirmation

To: Pershing Square Holdco, L.P. (the Company)

Date: _______________

Professional Client Confirmation

To Whom it May Concern,

The undersigned (the Subscriber) hereby confirms to Pershing Square Holdco, L.P. (the Company) that, at the time of signing this declaration, the Subscriber is a professional client within the meaning of article 4 para. 3 of the Swiss Federal Act on Financial Services (FinSA) (Professional Client) and, therefore, a qualified investor within the meaning of article 10 para. 3 of the Swiss Federal Act on Collective Investment Schemes (CISA) (Qualified Investor).

In particular, the Subscriber hereby confirms that it falls under at least one of the following Professional Client categories (tick as appropriate):

☐	Swiss financial intermediary as defined in the Swiss Federal Banking Act, the Swiss Federal Financial Institutions Act or CISA, such as a bank, securities firm, fund management company or asset manager of collective investment schemes;

☐	Swiss insurance company as defined in the Swiss Federal Insurance Act;

☐	a foreign institution that is subject to a prudential supervision in its own country equivalent to the one applied by the Swiss Financial Market Supervisory Authority to Swiss financial intermediaries and Swiss insurance companies mentioned above;

☐	a central bank;

☐	(i) a public entity, (ii) an occupational pension scheme or another institution, whose purpose is to serve occupational pensions, or (iii) a company; in each case under (i) through (iii), which has its own professional treasury operations;

Note: Professional treasury operations are given when at least one qualified person—within or outside the relevant entity—with experience in the financial sector is entrusted to manage on a permanent basis the financial assets of the relevant entity.

☐	a large company, which means a company that exceeds at least two of the following parameters: (a) total balance sheet of CHF 20,000,000; (b) turnover of CHF 40,000,000; and (c) equity of CHF 2,000,000 (or an amount with an equal exchange value in another currency); and/or

☐	a private investment structure with professional treasury operations (see explanation above in this regard) created for high-net-worth retail clients.

The classification as Professional Client, respectively as Qualified Investors will allow the Company to market and offer foreign collective investment scheme units, whose distribution in Switzerland has not been approved by the Swiss Financial Market Supervisory Authority (FINMA), including foreign collective investment scheme units designed exclusively for Qualified Investors, without having to appoint a Swiss representative and a Swiss paying agent.

The Subscriber hereby acknowledges that unless the Company has reason to believe otherwise or unless the Subscriber informs the Company of any change(s) in its status and/or of its relevant circumstances (see below), the Company will assume that the Subscriber continues to be eligible to be classified in the selected category, respectively categories ticked above. If the Subscriber informs the Company of any change(s) to its status and/or of its relevant circumstances (see below) and/or if the Company has reason to believe that the Subscriber no longer fulfils the eligibility requirements to be qualified as a Professional Client, respectively as Qualified Investor, the Subscriber hereby warrants to use its best efforts to supply the Company without delay with any information and/or documents which would allow the Company to verify the above mentioned change(s) in representation. If the Subscriber should not supply such information and/or documents, the Company may be required to reclassify the Subscriber (i.e., downgrade the Subscriber from a Professional Client to a retail client within the meaning of FinSA).

The Company hereby informs the Subscriber that the Subscriber has the duty to inform the Company without delay of any change(s) to its status and/or about any circumstances that may affect the correctness of the ticked category respectively categories (e.g., the loss of a license granted by FINMA or a cessation of the professional treasury operations) by letter to Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, NY 10019 or by email to [email address]. In such a case, the Subscriber represents and warrants to refuse any further marketing materials and/or offers, in particular relating to collective investment scheme units intended exclusively for Professional Clients, respectively Qualified Investors.

Moreover, the Company hereby voluntarily informs the Subscriber that, in particular Professional Clients may declare that they wish to be treated as retail clients within meaning of article 4 para. 2 FinSA (opting in). Such a declaration will give the Subscriber a substantial higher level of protection, in particular under CISA and FinSA. In light of the Company’s business, most notably, foreign collective investment schemes must not be approved by FINMA before they can be offered in or from Switzerland to Qualified Investors and the founding documents of a foreign collective investment scheme do not need to be reviewed or approved by FINMA and may therefore not be subject to any regulatory supervision, which protects investors. However, at the same time such a declaration may, among other things, restrict the access to certain product offerings and/or product advertisement from the Company.

The Subscriber is aware that the Company will use this declaration to determine its status under FinSA respectively under CISA at the occasion of any investment in and/or marketing for and/or offering of collective investment scheme units.

The Subscriber herewith acknowledges and agrees that neither the Company nor any affiliate, representative and/or distributor of the Company has rendered or will render the undersigned any financial service within the meaning of article 3 lit. c FinSA, including but not limited to any personal investment advice related to an investment in any financial product.

Neither the Company or Pershing Square USA, Ltd. been approved for offering to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (FINMA) pursuant to article 120(1) of the Swiss Federal Act on Collective Investment Schemes (CISA). Pursuant to article 120(4) CISA, Banque Heritage SA, 61 Route de Chêne, 1208 Geneva, Switzerland has been appointed as Swiss representative and Banque Heritage SA, 61 Route de Chêne, CH-1208 Geneva, Switzerland has been appointed as Swiss paying agent. Accordingly, the common shares of the Company and the common stock of Pershing Square USA, Ltd. may only be offered (within the meaning of article 3(g) of the Swiss Federal Act on Financial Services (FinSA)) or marketed (within the meaning of article 127a of the Collective Investment Schemes Ordinance), directly or indirectly, in or from Switzerland and the Offering Memorandum and any other offering documents relating to the Company or Pershing Square USA, Ltd. may only be made available in or from Switzerland to qualified investors as defined in article 10(3) and (3ter) CISA. Subscribers in the common shares of the Company and the common stock of Pershing Square USA, Ltd. do not benefit from the specific investor protection provided by CISA and the supervision by the FINMA in connection with the approval for offering.

The Offering Memorandum, Memorandum and Articles of Association of the Company and Pershing Square USA, Ltd. and audited financial statements can be obtained free of charge from the Representative. The place of performance with respect to shares offered or distributed in or from Switzerland is the registered office of the Swiss representative.

Subscriber:________________________________

Name:	Name:
Function:	Function:

HNWI Opting-Out Declaration

To:	Pershing Square Holdco, L.P.

Date: _______________

HNWI Opting Declaration

To Whom it May Concern,

The Subscriber (the Subscriber) hereby confirms to Pershing Square Holdco, L.P. (the Company), that he/she/it requests to be treated as a professional client within the meaning of article 5 para. 1 of the Swiss Federal Act on Financial Services (FinSA) (Professional Client) and accepts that, in consequence, the Company shall classify and consider him/her/it as a qualified investor within the meaning of article 10 para. 3 of the Swiss Federal Act on Collective Investment Schemes (CISA) (Qualified Investor).

In particular, the Subscriber hereby represents and warrants that, at the time of signing this opting-out declaration, he/she/it either:

a)	fulfills at least one of the following two eligibility requirements pursuant to article 5 para. 2 FinSA:

☐	On the basis of his/her/its personal education/training and professional experience or as a result of a comparable experience in the financial sector, he/she/it possesses the necessary knowledge to recognize and understand the risks connected to his/her/its investments. In addition and at the same time, he/she/it directly or indirectly holds eligible assets within the meaning of article 5 of the Swiss Federal Ordinance on Financial Services (FinSO) in the form of financial assets amounting to at least CHF 500,000 (or an amount with an equal exchange value in another currency); and/or

Note: Direct investments in real estate and claims from social insurance schemes as well as occupational pension assets do not qualify as eligible assets. Direct financial investments are investments, which are formally held in the own name and for the own account, i.e., the formal and beneficial owner are identical. In the case of indirect financial investments, the formal and beneficial owner are not the same entity/person.

☐	He/she/it directly or indirectly holds eligible assets within the meaning of article 5 FinSO in the form of financial assets amounting to at least CHF 2,000,000 (or an amount with an equal exchange value in another currency).

Note: Direct investments in real estate and claims from social insurance schemes as well as occupational pension assets do not qualify as eligible assets. Direct financial investments are investments, which are formally held in the own name and for the own account, i.e., the formal and beneficial owner are identical. In the case of indirect financial investments, the formal and beneficial owner are not the same entity/person.

OR:

b)

☐	It is a private investment structure without professional treasury operations which was created for high-net worth clients that satisfy all the criteria of at least one of the two categories listed under (a), pursuant to Art. 5 para. 1 FinSA.

The Subscriber hereby represents and warrants that, at the time of signing this opting-out declaration, the eligible assets within the meaning of article 5 para. 1 FinSO, which were considered by the Subscriber in order to reach or exceed either the threshold of CHF 500,000 or CHF 2,000,000 above are not jointly held together with any other person and/or entity.

Furthermore, the Subscriber hereby confirms that:

☐	He/she/it is in a long-standing, pre-existing investment advisory- or investment management relationship with a prudentially supervised financial institution, and the Subscriber acknowledges that for this reason the fund would be allowed to be marketed or offered to him/her/it without the fund having appointed a Swiss representative or a Swiss paying agent and that therefore the Subscriber would also not benefit from the investor protection offered by the appointment of a Swiss representative or Swiss paying agent; or

☐	he/she/it is not in a long-standing, pre-existing investment advisory- or investment management relationship with a prudentially supervised financial institution, and the Subscriber acknowledges that for this reason the fund would only be allowed to be marketed or offered to him/her/it if the fund has appointed a Swiss representative and a Swiss paying agent.

The Subscriber hereby acknowledges that unless the Company has a reason to believe otherwise or unless the Subscriber informs the Company of any change(s) in his/her/its wealth situation or circumstances (see below), the Company will assume that the Subscriber continues to be eligible to be classified as a Professional Client or as a Qualified Investor respectively. If the Subscriber informs the Company of any change(s) to his/her/its wealth situation or circumstances as set out below and/or if the Company has reason to believe that the Subscriber no longer fulfils the eligibility requirements to be qualified as a Professional Client, respectively as a Qualified Investor, the Subscriber hereby warrants to use its best efforts to supply the Company with any information and/or documents (including, without limitation, account/portfolio statements) without delay, which would allow the Company to verify the above mentioned change(s) in representation. If the Subscriber does not supply such information and/or documents, the Company may be required to reclassify the Subscriber (i.e., downgrade the Subscriber from a Professional Client to a retail client within the meaning of FinSA).

The Subscriber understands that, in particular due to the size of his/her/its wealth, Qualified Investors’, respectively Professional Clients’ need for protection is considered by the Swiss financial market regulation to be significantly lower than the protection required for retail clients, respectively for non-qualified investors. In light of the Company’s business, most notably, foreign collective investment schemes need not be approved by the Swiss Financial Market Supervisory Authority (FINMA) before they can be offered in or from Switzerland to Qualified Investors and the founding documents of a foreign collective investment scheme do not need to be reviewed or approved by FINMA and may therefore not be subject to any regulatory supervision and/or investor protection. Moreover, the Subscriber hereby acknowledges that, whereas he/she/it has the right to receive more detailed information from the Company in relation to the risks and opportunities of being classified as Professional Client, respectively as Qualified Investor before signing this opting-out declaration, he/she/it hereby expressly declares that his/her/its information needs in that regard were fully satisfied by the Company at the time of signing this opting-out declaration.

The Subscriber hereby confirms that he/she/it is aware of and understands the risks associated with a classification as a Professional Client, respectively as a Qualified Investor and expressly declares his/her/its request to be classified as such by the Company in relation to all current and future business relationships with the Company. This classification will, among other things, allow the Company to offer him/her/it Swiss collective investment scheme units designed exclusively for Qualified Investors and foreign collective investment scheme units whose offering in Switzerland has not been approved by FINMA, including foreign collective investment scheme units designed exclusively for Qualified Investors.

The Subscriber is aware and understands that the Company will use this declaration to determine his/her/its status as a Professional Client, respectively as a Qualified Investor at the occasion of any investment in and/or marketing for and/or offering of collective investment scheme units. The Company hereby informs the Subscriber that he/she/it has the duty to inform the Company without delay of any change(s) with regard to any circumstances that may affect the correctness of the ticked opting-out eligibility requirement(s) (e.g. the eligible financial assets fall below the minimum thresholds specified above or the eligible financial assets, which were considered by the Subscriber in order the reach or exceed either the threshold of CHF 500,000 or CHF 2,000,000 in this declaration will be held jointly by the Subscriber with any other person or entity after he/she/it has signed this declaration) by letter to Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, NY 10019 or by email to [email address]. In such a case, the Subscriber represents and warrants to refuse any further marketing material and/or offers relating, in particular to collective investment scheme units intended exclusively for Professional Clients resp. Qualified Investors.

This opting-out declaration may be withdrawn from the Subscriber at any point in time in the future by sending an opting-in declaration by letter to Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, NY 10019 or an email to [email address] expressly declaring the wish of the Subscriber to no longer be treated as Professional Client, respectively as Qualified Investor by the Company. However, such a withdrawal may restrict the access of the Subscriber, in particular with regard to the financial product offerings and advertisements for financial products from the Company.

The Subscriber herewith acknowledges and agrees that neither the Company nor any affiliate, representative and/or distributor of the Company has rendered or will render the Subscriber any financial service within the meaning of article 3 lit. c FinSA, including but not limited to any personal investment advice related to an investment in any financial product.

Neither the Company or Pershing Square USA, Ltd. has been approved for offering to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (FINMA) pursuant to article 120(1) of the Swiss Federal Act on Collective Investment Schemes (CISA). Pursuant to article 120(4) CISA, Banque Heritage SA, 61 Route de Chêne, 1208 Geneva, Switzerland has been appointed as Swiss representative and Swiss paying agent. Accordingly, the common shares of the Company and the common stock of Pershing Square USA, Ltd. may only be offered (within the meaning of article 3(g) of the Swiss Federal Act on Financial Services (FinSA)) or marketed (within the meaning of article 127a of the Collective Investment Schemes Ordinance), directly or indirectly, in or from Switzerland and the Offering Memorandum and any other offering documents relating to the Company or Pershing Square USA, Ltd. may only be made available in or from Switzerland to qualified investors as defined in article 10(3) and (3ter) CISA. Subscribers in the common shares of the Company and the common stock of Pershing Square USA, Ltd. do not benefit from the specific investor protection provided by CISA and the supervision by the FINMA in connection with the approval for offering.

The Offering Memorandum, Memorandum and Articles of Association of the Company and Pershing Square USA Ltd. and audited financial statements can be obtained free of charge from the Representative. The place of performance with respect to shares offered or distributed in or from Switzerland is the registered office of the Swiss representative.

______________________________
Name:

ANNEX F

FOR INVESTORS IN MEXICO

☐The undersigned represents and warrants that Subscriber is an institutional investor (inversionista institucional) as defined in the Mexican Securities Market Law (Ley del Mercado de Valores) and is a retirement funds manager (administradora de fondos para el retiro) governed by the Retirement Systems Law (Ley de los Sistemas de Ahorro para el Retiro).

☐ The undersigned represents and warrants that Subscriber is a qualified investor (inversionista calificado) as defined in the Mexican Securities Market Law (Ley del Mercado de Valores) and the Rules Applicable to Securities Issuers and other Market Participants (Disposiciones de Carácter General Aplicables a las Emisoras de Valores y a Otros Participantes del Mercado de Valores) issued by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

The undersigned acknowledges and agrees that the Subscribed Shares are not, and will not be, registered with the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and that they are not and cannot be publicly offered in Mexico.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name: Title: